Exhibit 99.1

ALLIED WORLD REPORTS 36% GROWTH IN UNDERWRITING INCOME

FOR THE SECOND QUARTER 2013

Diluted book value per share of $96.18, an increase of 3.9% from year end 2012

ZUG, Switzerland, July 25, 2013 — (BUSINESS WIRE) — Allied World Assurance Company Holdings, AG (NYSE: AWH) today reported a net loss of $1.9 million, or $0.05 per diluted share, for the second quarter of 2013 compared to net income of $96.4 million, or $2.59 per diluted share, for the second quarter of 2012. The quarterly net loss was due to $115 million of net realized investment losses driven by mark to market adjustments on the portfolio. Net income for the six months ended June 30, 2013 was $157.1 million, or $4.45 per diluted share, compared to net income of $314.5 million, or $8.41 per diluted share, for the first six months of 2012.

The company reported operating income of $103.5 million, or $2.95 per diluted share, for the second quarter of 2013, compared to operating income of $87.3 million, or $2.35 per diluted share, for the second quarter of 2012. Operating income for the six months ended June 30, 2013 was $187.7 million, or $5.31 per diluted share, compared to operating income of $178.8 million, or $4.78 per diluted share, for the first six months of 2012.

President and Chief Executive Officer Scott Carmilani commented, “Allied World produced excellent underwriting results. We benefitted from growth across all three segments, in part from newer product initiatives, and delivered a combined ratio of 82.8% for the second quarter of 2013.”

“Despite the challenging investment environment, we continue to be well positioned to grow book value, and have done so at a rate of almost 4% during the first half of 2013.”

Underwriting Results

Gross premiums written were $765.2 million in the second quarter of 2013, an 18.3% increase compared to $646.9 million in the second quarter of 2012. For the six months ended June 30, 2013, gross premiums written totaled $1,602.3 million, a 20.7% increase compared to $1,327.8 million in the first six months of 2012. Net premiums written were $581.2 million in the second quarter of 2013, a 17.5% increase compared to $494.7 million in the second quarter of 2012. For the six months ended June 30, 2013, net premiums written totaled $1,276.3 million, a 17.8% increase compared to $1,083.7 million in the first six months of 2012.

Net premiums earned in the second quarter of 2013 were $507.3 million, an 18.0% increase compared to $429.7 million in the second quarter of 2012. For the six months ended June 30, 2013, net premiums earned totaled $970.5 million, a 16.7% increase compared to $831.6 million in the first six months of 2012.

The combined ratio was 82.8% in the second quarter of 2013 compared to 85.1% in the second quarter of 2012. The loss and loss expense ratio was 54.2% in the second quarter of 2013 compared to 55.9% in the second quarter of 2012. During the second quarter of 2013, the company recorded net favorable reserve development on prior loss years of $48.4 million. This favorable reserve development resulted in a benefit of 9.5 percentage points to the company’s loss and loss expense ratio for the quarter. This compares to the second quarter of 2012, when the company recorded net favorable reserve development on prior loss years of $41.9 million, a benefit of 9.8 percentage points to the company’s loss and loss expense ratio for that quarter. Absent these adjustments, the loss and loss expense ratio for the second quarter of 2013 was 63.7% compared to 65.7% for the second quarter of 2012. The company experienced no significant catastrophe losses for the current accident year or quarter ended June 30, 2013.

For the six months ended June 30, 2013, the combined ratio was 83.9% compared to 85.2% for the first six months of 2012. The loss and loss expense ratio was 54.6% in the first half of 2013 compared to 56.0% in the first half of 2012. For the six months ended June 30, 2013, the company recorded net favorable reserve development on prior loss years of $92.5 million, a benefit of 9.5 percentage points to the company’s loss and loss expense ratio. For the six months ended June 30, 2012, the company recorded net favorable reserve development on prior loss years of $81.4 million, a benefit of 9.8 percentage points to the company’s loss and loss expense ratio. Absent prior year reserve adjustments, the loss and loss expense ratio for the six months ended June 30, 2013 was 64.1% compared to 65.8% for 2012.

The company’s expense ratio was 28.6% for the second quarter of 2013 compared to 29.2% for the second quarter of 2012. The expense ratio was 29.3% the first six months of June 30, 2013 compared to 29.2% for the first six months of 2012.

Investment Results

The total return on the company’s investment portfolio for the three months ended June 30, 2013 was a loss of 90 basis points compared to a gain of 60 basis points for the three months ended June 30, 2012. This was largely driven by losses in the U.S. bond market, which, as measured by the Barclays Aggregate Bond Index, posted its third largest loss since 1981. For the six months ended June 30, 2013, the total return on the company’s investment portfolio was 40 basis points compared to 260 basis points for the six months ended June 30, 2012. See the table below for the components of our investment returns:

(Expressed in millions of U.S. Dollars)	Quarter Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012

Net investment income	$37.6	$42.5	$71.0	$89.7
Net realized investment (losses) gains	(115.2)	8.6	(35.5)	142.2
Change in unrealized gains	—	(1.4)	—	(15.4)

Net investment income, realized gains and unrealized gains	$(77.6)	$49.7	$35.5	$216.5

Average invested assets	$8,459.5	$8,276.1	$8,446.1	$8,203.8

Financial statement portfolio return	(0.9%)	0.6%	0.4%	2.6%

Note: investment income, net realized gains / losses and change in unrealized gains / losses are disclosed on a pre-tax basis.

Shareholders’ Equity

As of June 30, 2013, the company’s total shareholders’ equity was $3,373.2 million, compared to $3,326.3 million as of December 31, 2012.

As of June 30, 2013, diluted book value per share was $96.18, an increase of 3.9% compared to $92.59 as of December 31, 2012.

Capital Management

During the second quarter of 2013, the company repurchased 508,328 of its common shares through its share repurchase program in the open market at an average price of $91.13 per share and at an aggregate cost of $46.3 million. This compares to the open market repurchase of 432,117 common shares at an average price of $83.88 per share and at an aggregate cost of $36.2 million during the first quarter of 2013.

In May 2013 the company’s shareholders approved a quarterly dividend equal to $0.50 per share. The first installment of that dividend was paid on July 3, 2013 to shareholders of record on June 25, 2013. The three remaining installments are anticipated to be paid in October 2013, January 2014 and April 2014.

Supplementary Information

Allied World will be providing a Financial Supplement relating to second quarter 2013 and an Investment Supplement as of June 30, 2013. This information will be available in the “Investor Relations” section of the company’s website at www.awac.com.

Conference Call

Allied World will host a conference call on Friday, July 26, 2013 at 9:00 a.m. (Eastern Time) to discuss the results for the second quarter ended June 30, 2013. The public may access a live webcast of the conference call at the “Investor Relations” section of the company’s website at www.awac.com. In addition, the conference call can be accessed by dialing (888) 317-6003 (U.S. and Canada callers) or (412) 317-6061 (international callers) and entering the passcode 5166966 approximately ten minutes prior to the call.

Following the conclusion of the presentation, a replay of the call will be available through Friday, August 9, 2013 by dialing (877) 344-7529 (U.S. and Canada callers) or (412) 317-0088 (international callers) and entering the passcode 10030260. In addition, the webcast will remain available online through Friday, August 9, 2013 at www.awac.com.

Non-GAAP Financial Measures

In presenting the company’s results, management has included and discussed in this press release certain non-generally accepted accounting principles (“non-GAAP”) financial measures within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the company’s results of operations in a manner that allows for a more complete understanding of the underlying trends in the company’s business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (“U.S. GAAP”).

“Operating income” is an internal performance measure used in the management of the company’s operations and represents after-tax operational results excluding, as applicable, net realized investment gains or losses, net impairment charges recognized in earnings, net foreign exchange gain or loss, and other non-recurring items. The company excludes net realized investment gains or losses, net impairment charges recognized in earnings, net foreign exchange gain or loss, and other non-recurring items from the calculation of operating income because these amounts are heavily influenced by and fluctuate in part according to the availability of market opportunities and other factors. In addition to presenting net income determined in accordance with U.S. GAAP, the company believes that showing operating income enables investors, analysts, rating agencies and other users of the company’s financial information to more easily analyze our results of operations and underlying business performance. Operating income should not be viewed as a substitute for U.S. GAAP net income.

The company has included “diluted book value per share” because it takes into account the effect of dilutive securities; therefore, the company believes it is an important measure of calculating shareholder returns.

“Annualized net income return on average shareholders’ equity” (“ROAE”) is calculated using average shareholders’ equity, excluding the average after tax unrealized gains (or losses) on investments. Unrealized gains (losses) on investments are primarily the result of interest rate and credit spread movements and the resultant impact on fixed income securities. Such gains (losses) are not related to management actions or operational performance, nor are they likely to be realized. Therefore, the company believes that excluding these unrealized gains (losses) provides a more consistent and useful measurement of operating performance, which supplements U.S. GAAP information. In calculating ROAE, the net income (loss) available to shareholders for the period is multiplied by the number of such periods in a calendar year in order to arrive at annualized net income (loss) available to shareholders. The company presents ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

“Annualized operating return on average shareholders’ equity” is calculated using operating income (as defined above and annualized in the manner described for net income (loss) available to shareholders under ROAE above) and average shareholders’ equity, excluding the average after tax unrealized gains (losses) on investments. Unrealized gains (losses) are excluded from equity for the reasons outlined in the annualized net income return on average shareholders’ equity explanation above.

Reconciliations of these financial measures to their most directly comparable U.S. GAAP measures are included in the attached tables.

About Allied World Assurance Company

Allied World Assurance Company Holdings, AG, through its subsidiaries and brand known as Allied World, is a global provider of innovative property, casualty and specialty insurance and reinsurance solutions. Allied World offers superior client service through a global network of offices and branches. All of Allied World’s rated insurance and reinsurance subsidiaries are rated A by A.M. Best Company, A by Standard & Poor’s, and A2 by Moody’s, and our Lloyd’s Syndicate 2232 is rated A+ by Standard & Poor’s and Fitch.

Please visit the following for further information on Allied World: Web: www.awac.com | Facebook: www.facebook.com/alliedworld | LinkedIn: http://www.linkedin.com/company/Allied-World.

Cautionary Statement Regarding Forward-Looking Statements

Any forward-looking statements made in this press release reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, our forward-looking statements could be affected by pricing and policy term trends; increased competition; the impact of acts of terrorism and acts of war; greater frequency or severity of unpredictable catastrophic events; negative rating agency actions; the adequacy of our loss reserves; the company or its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management’s response to these factors, and other factors identified in our filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Expressed in thousands of United States dollars, except share and per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Revenues:

Gross premiums written	$765,200	$646,870	$1,602,281	$1,327,799
Premiums ceded	(183,978)	(152,160)	(326,007)	(244,136)

Net premiums written	581,222	494,710	1,276,274	1,083,663
Change in unearned premiums	(73,951)	(64,963)	(305,775)	(252,026)

Net premiums earned	507,271	429,747	970,499	831,637

Net investment income	37,635	42,451	71,023	89,660
Net realized investment (losses) gains	(115,198)	8,663	(35,561)	142,244

Total revenues	429,708	480,861	1,005,961	1,063,541

Expenses:
Net losses and loss expenses	275,128	240,380	530,306	465,582
Acquisition costs	64,617	51,588	121,302	98,726
General and administrative expenses	80,585	73,979	163,265	144,345
Amortization of intangible assets	634	634	1,267	1,267
Interest expense	14,188	14,001	28,322	27,757
Foreign exchange loss (gain)	490	(1,019)	3,008	(1,100)

Total expenses	435,642	379,563	847,470	736,577

Loss (income) before income taxes	(5,934)	101,298	158,491	326,964
Income tax (benefit) expense	(4,072)	4,947	1,361	12,457

NET (LOSS) INCOME	$(1,862)	$96,351	$157,130	$314,507

PER SHARE DATA:

Basic (loss) earnings per share	$(0.05)	$2.66	$4.55	$8.56

Diluted (loss) earnings per share	$(0.05)	$2.59	$4.45	$8.41

Weighted average common shares outstanding	34,422,553	36,288,596	34,517,552	36,746,881
Weighted average common shares and common share equivalents outstanding	34,422,553	37,189,722	35,316,595	37,395,559

Dividends paid per share	$— *	$0.375	$0.375	$0.750

*	Dividend of $0.50 per share was paid on July 3, 2013 to shareholders of record on June 25, 2013.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Expressed in thousands of United States dollars, except share and per share amounts)

	As of	As of
	June 30,	December 31,
	2013	2012
ASSETS:

Fixed maturity investments trading, at fair value	$6,285,778	$6,626,454
Equity securities trading, at fair value	640,925	523,949
Other invested assets	849,100	783,534

Total investments	7,775,803	7,933,937
Cash and cash equivalents	868,149	865,364
Insurance balances receivable	814,620	510,532
Funds held	387,599	336,368
Prepaid reinsurance	339,936	277,406
Reinsurance recoverable	1,179,525	1,141,110
Accrued investment income	24,112	29,135
Net deferred acquisition costs	153,812	108,010
Goodwill	268,376	268,376
Intangible assets	50,098	51,365
Balances receivable on sale of investments	277,025	418,879
Net deferred tax assets	40,550	25,580
Other assets	85,272	63,884

Total assets	$12,264,877	$12,029,946

LIABILITIES:

Reserve for losses and loss expenses	$5,696,865	$5,645,549
Unearned premiums	1,586,327	1,218,021
Reinsurance balances payable	205,884	136,264
Balances due on purchases of investments	487,063	759,934
Senior notes	798,355	798,215
Dividends payable	17,127	—
Accounts payable and accrued liabilities	100,027	145,628

Total liabilities	8,891,648	8,703,611

SHAREHOLDERS’ EQUITY:

Common shares, 2013: par value CHF 12.30 per share and 2012: par value CHF 12.64 per share (2013: 35,429,423; 2012: 36,369,868 shares issued and 2013: 34,175,831; 2012: 34,797,781 shares outstanding)	430,397	454,980
Treasury shares, at cost (2013: 1,253,592; 2012: 1,572,087)	(91,661)	(113,818)
Retained earnings	3,034,493	2,985,173

Total shareholders’ equity	3,373,229	3,326,335

Total liabilities and shareholders’ equity	$12,264,877	$12,029,946

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED CONSOLIDATED SEGMENT DATA

(Expressed in thousands of United States dollars, except for ratio information)

	U.S.	International
Quarter Ended June 30, 2013	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$307,297	$192,593	$265,310	$765,200
Net premiums written	221,419	106,394	253,409	581,222
Net premiums earned	197,436	87,041	222,794	507,271
Net losses and loss expenses	(124,364)	(30,968)	(119,796)	(275,128)
Acquisition costs	(27,270)	358	(37,705)	(64,617)
General and administrative expenses	(38,302)	(24,135)	(18,148)	(80,585)

Underwriting income	7,500	32,296	47,145	86,941
Net investment income				37,635
Net realized investment losses				(115,198)
Amortization of intangible assets				(634)
Interest expense				(14,188)
Foreign exchange loss				(490)

Loss before income taxes				$(5,934)

GAAP Ratios:
Loss and loss expense ratio	63.0%	35.6%	53.8%	54.2%
Acquisition cost ratio	13.8%	(0.4%)	16.9%	12.7%
General and administrative expense ratio	19.4%	27.7%	8.1%	15.9%

Combined ratio	96.2%	62.9%	78.8%	82.8%

	U.S.	International
Quarter Ended June 30, 2012	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$265,974	$183,593	$197,303	$646,870
Net premiums written	196,661	111,342	186,707	494,710
Net premiums earned	162,785	82,605	184,357	429,747
Net losses and loss expenses	(103,074)	(22,233)	(115,073)	(240,380)
Acquisition costs	(21,250)	582	(30,920)	(51,588)
General and administrative expenses	(34,730)	(21,648)	(17,601)	(73,979)

Underwriting income	3,731	39,306	20,763	63,800
Net investment income				42,451
Net realized investment gains				8,663
Amortization of intangible assets				(634)
Interest expense				(14,001)
Foreign exchange gain				1,019

Income before income taxes				$101,298

GAAP Ratios:
Loss and loss expense ratio	63.3%	26.9%	62.4%	55.9%
Acquisition cost ratio	13.1%	(0.7%)	16.8%	12.0%
General and administrative expense ratio	21.3%	26.2%	9.5%	17.2%

Combined ratio	97.7%	52.4%	88.7%	85.1%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED CONSOLIDATED SEGMENT DATA

(Expressed in thousands of United States dollars, except for ratio information)

	U.S.	International
Six Months Ended June 30, 2013	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$563,315	$321,109	$717,857	$1,602,281
Net premiums written	413,672	184,139	678,463	1,276,274
Net premiums earned	385,875	171,255	413,369	970,499
Net losses and loss expenses	(257,688)	(59,903)	(212,715)	(530,306)
Acquisition costs	(50,398)	1,207	(72,111)	(121,302)
General and administrative expenses	(77,898)	(48,924)	(36,443)	(163,265)

Underwriting (loss) income	(109)	63,635	92,100	155,626
Net investment income				71,023
Net realized investment losses				(35,561)
Amortization of intangible assets				(1,267)
Interest expense				(28,322)
Foreign exchange loss				(3,008)

Income before income taxes				$158,491

GAAP Ratios:
Loss and loss expense ratio	66.8%	35.0%	51.5%	54.6%
Acquisition cost ratio	13.1%	(0.7%)	17.4%	12.5%
General and administrative expense ratio	20.2%	28.6%	8.8%	16.8%

Combined ratio	100.1%	62.9%	77.7%	83.9%

	U.S.	International
Six Months Ended June 30, 2012	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$470,185	$297,183	$560,431	$1,327,799
Net premiums written	350,507	183,951	549,205	1,083,663
Net premiums earned	316,143	162,476	353,018	831,637
Net losses and loss expenses	(200,778)	(60,333)	(204,471)	(465,582)
Acquisition costs	(41,222)	1,110	(58,614)	(98,726)
General and administrative expenses	(65,774)	(44,049)	(34,522)	(144,345)

Underwriting income	8,369	59,204	55,411	122,984
Net investment income				89,660
Net realized investment gains				142,244
Amortization of intangible assets				(1,267)
Interest expense				(27,757)
Foreign exchange gain				1,100

Income before income taxes				$326,964

GAAP Ratios:
Loss and loss expense ratio	63.5%	37.1%	57.9%	56.0%
Acquisition cost ratio	13.0%	(0.7%)	16.6%	11.9%
General and administrative expense ratio	20.8%	27.1%	9.8%	17.3%

Combined ratio	97.3%	63.5%	84.3%	85.2%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED OPERATING INCOME RECONCILIATION

(Expressed in thousands of United States dollars, except share and per share amounts)

	Quarter Ended June 30,			Six Months Ended June 30,
	2013		2012	2013	2012

Net (loss) income	$(1,862)		$96,351	$157,130	$314,507
Add after tax effect of:
Net realized investment losses (gains)	104,897		(8,014)	27,555	(134,584)
Foreign exchange loss (gain)	490		(1,019)	3,008	(1,100)

Operating income	$103,525		$87,318	$187,693	$178,823

Weighted average common shares outstanding:
Basic	34,422,553		36,288,596	34,517,552	36,746,881
Diluted	35,136,296	*	37,189,722	35,316,595	37,395,559

Basic per share data:
Net (loss) income	$(0.05)		$2.66	$4.55	$8.56
Add after tax effect of:
Net realized investment losses (gains)	3.05		(0.22)	0.80	(3.66)
Foreign exchange loss (gain)	0.01		(0.03)	0.09	(0.03)

Operating income	$3.01		$2.41	$5.44	$4.87

Diluted per share data:
Net (loss) income	$(0.05	)*	$2.59	$4.45	$8.41
Add after tax effect of:
Net realized investment losses (gains)	2.99		(0.22)	0.78	(3.60)
Foreign exchange loss (gain)	0.01		(0.02)	0.08	(0.03)

Operating income	$2.95		$2.35	$5.31	$4.78

*	Diluted weighted average common shares outstanding were only used in the calculation of diluted operating income per share. There were no common share equivalents included in calculating diluted earnings per share as there was a net loss and any additional shares would be anti-dilutive.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED DILUTED BOOK VALUE PER SHARE RECONCILIATION

(Expressed in thousands of United States dollars, except share and per share amounts)

	As of	As of	As of
	June 30,	December 31,	June 30,
	2013	2012	2012
Price per share at period end	$91.51	$78.80	$79.47

Total shareholders’ equity	$3,373,229	$3,326,335	$3,283,901

Basic common shares outstanding	34,175,831	34,797,781	35,942,964

Add: unvested restricted share units	83,730	135,123	185,809

Add: performance based equity awards	270,853	485,973	510,530

Add: employee share purchase plan	10,622	10,750	—

Add: dilutive options/warrants outstanding	1,111,266	1,224,607	1,365,245
Weighted average exercise price per share	$47.65	$47.02	$46.04
Deduct: options bought back via treasury method	(578,610)	(730,652)	(790,888)

Common shares and common share equivalents outstanding	35,073,692	35,923,582	37,213,660

Basic book value per common share	$98.70	$95.59	$91.36
Diluted book value per common share	$96.18	$92.59	$88.24

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED ANNUALIZED RETURN ON SHAREHOLDERS’ EQUITY RECONCILIATION

(Expressed in thousands of United States dollars, except for percentage information)

	Quarter Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Opening shareholders’ equity	$3,431,963	$3,245,821	$3,326,335	$3,149,022
Deduct: accumulated other comprehensive income	—	(2,325)	—	(14,484)

Adjusted opening shareholders’ equity	3,431,963	3,243,496	3,326,335	3,134,538

Closing shareholders’ equity	$3,373,229	$3,283,901	$3,373,229	$3,283,901
Deduct: accumulated other comprehensive income	—	(1,414)	—	(1,414)

Adjusted closing shareholders’ equity	3,373,229	3,282,487	3,373,229	3,282,487

Average shareholders’ equity	$3,402,596	$3,262,992	$3,349,782	$3,208,513

Net (loss) income available to shareholders	$(1,862)	$96,351	$157,130	$314,507
Annualized net (loss) income available to shareholders	(7,448)	385,404	314,260	629,014

Annualized return on average shareholders’ equity - net (loss) income available to shareholders	(0.2%)	11.8%	9.4%	19.6%

Operating income available to shareholders	$103,525	$87,318	$187,693	$178,823
Annualized operating income available to shareholders	414,100	349,272	375,386	357,646

Annualized return on average shareholders’ equity - operating income available to shareholders	12.2%	10.7%	11.2%	11.1%

Media:

Noelle Campbell

Manager, Corporate Communications

+1-646-794-0544

Noelle.campbell@awacservices.com

OR

Faye Cook

SVP, Marketing & Communications

+1-441-278-5406

faye.cook@awac.com

Investors:

Sarah Doran

SVP, Investor Relations and Treasurer

+1-646-794-0590

sarah.doran@awac.com

Website: www.awac.com